Exhibit 14(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 15, 2009, relating to the financial statements and financial highlights which appear in the March 31, 2009 Annual Report to Shareholders of the Laudus Rosenberg U.S. Small Capitalization Fund and Laudus Rosenberg U.S. Discovery Fund, which is also incorporated by reference into the Registration Statement.
We also consent to the references to us under the headings “Financial Highlights” in such Registration Statement, and under the headings “Financial Highlights” in the Prospectus for the Laudus Rosenberg U.S. Equity Funds and Laudus Rosenberg International Equity Funds dated July 29, 2009, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information for the Laudus Rosenberg U.S. Equity Funds and Laudus Rosenberg International Equity Funds dated July 29, 2009, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP San Francisco, California
August 12, 2009